                                                                     EXHIBIT 4.4



                          FIRST SUPPLEMENTAL INDENTURE

                          Dated as of February 5, 1999

                                       TO

                                   INDENTURE,

                           Dated as of August 1, 1997

                              HOLLYWOOD PARK, INC.

                        HOLLYWOOD PARK OPERATING COMPANY

                                    Issuers,

                            BAYVIEW YACHT CLUB, INC.
                         BOOMTOWN HOTEL & CASINO, INC.
                                 BOOMTOWN, INC.
              CRYSTAL PARK HOTEL & CASINO DEVELOPMENT COMPANY, LLC
                     HOLLYWOOD PARK FALL OPERATING COMPANY
                       HOLLYWOOD PARK FOOD SERVICES, INC.
                                HP/COMPTON, INC.
                                HP YAKAMA, INC.
                       LOUISIANA GAMING ENTERPRISES, INC.
            LOUISIANA-I GAMING, A LOUISIANA PARTNERSHIP IN COMMENDAM
                           MISSISSIPPI-I GAMING, L.P.
                              TURF PARADISE, INC.

                                  Guarantors,

                                      and

                              THE BANK OF NEW YORK

                                    Trustee

     This First Supplemental Indenture (the "Supplemental Indenture"), dated as of February 5, 1999, by and among Hollywood Park, Inc., a Delaware corporation ("HPI"), Hollywood Park Operating Company, a Delaware corporation ("HPOC" and collectively, together with HPI, the "Companies"), all of the existing and future Material Restricted Subsidiaries of the Companies (other than HPOC) (collectively, the "Guarantors" and collectively, together with the Companies, the "Obligors") and The Bank Of New York, a New York banking corporation, as Trustee (the "Trustee"), to that certain Indenture, dated as of August 1, 1997, by and between the Companies, the Guarantors and the Trustee (the "Indenture").

                              W I T N E S S E T H:
                              --------------------

     WHEREAS, the Companies. as co-issuers have issued and outstanding, pursuant to the Indenture, $125 million aggregate principal amount of 9 1/2% Senior Subordinated Notes due 2007 (the "Notes");

     WHEREAS, the Obligors desire to amend certain covenants contained in the Indenture;

     WHEREAS, Section 9.02 of the Indenture provides that a supplemental indenture may be entered into by the Obligors and the Trustee to amend or supplement certain provisions of the Indenture with the consent of Holders of at least a majority in aggregate principal amount of the then outstanding Notes;

     WHEREAS, pursuant to a consent solicitation by the Companies, consents of Holders of at least a majority in aggregate principal amount of the then outstanding Notes have been received consenting to the amendments to the Indenture pursuant to this Supplemental Indenture which require such consent;

     WHEREAS, Section 9.01 of the Indenture provides that the Indenture may be amended or supplemented without notice to or the consent of any Holder to make any change that would provide additional benefit or rights to the Holders or to make any change that does not adversely affect the rights of any Holder under the Indenture; and the remaining amendments pursuant to this Supplemental Indenture are of such a nature; and

     WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of the Obligors and the Trustee and a valid amendment to the Indenture have been done.

     NOW, THEREFORE, the parties hereto hereby amend the Indenture as follows:

     Section 1. Definitions, Etc. Terms defined (whether directly or indirectly by reference) in the Indenture and used without other definition herein shall have the respective meanings assigned to such terms in the Indenture. The rules of construction set forth in the Indenture shall likewise govern this Supplemental Indenture.

     Section 2. Amendments to Section 1.01 of the Indenture. Section 1.01 of the Indenture is hereby amended as follows:

     Section 2.1 The definition of "Asset Sale" set forth in Section 1.01 of the Indenture is amended by deleting subsection (9) therefrom in its entirety, inserting the word "or" at the end of clause (7), deleting the word "or" at the of clause (8) and inserting a period after the words "Permitted Investment" in clause (8).

     Section 2.2 The definition of "Consolidated EBITDA" set forth in Section
1.01 of the Indenture is amended by (I) deleting the word "and" before clause
(ii)(D) and inserting a comma instead and (II) deleting clause (ii)(D) in its entirety and substituting in its place the following new clause (D) and clause
(E):

          (D) other non-cash items (other than non-cash interest) of such Person or any of its Restricted Subsidiaries (including any non-cash compensation expense attributable to stock option or other equity compensation arrangements), other than (except as otherwise provided in clause (E) below) any non-cash item for such period that requires the accrual of or a reserve for cash charges for any future period and other than any non-cash charge for such period constituting an extraordinary item of loss, and (E) any non-recurring costs or expenses of an acquired company or business incurred in connection with the purchase or acquisition of such acquired company or business by such Person and any non-recurring adjustments necessary to conform the accounting policies of the acquired company or business to those of such Person, less

     Section 2.3     The definition of "Non-Recourse Indebtedness" set forth in
Section 1.01 of the Indenture is amended by inserting, at the end of the definition, the following sentence:

          The foregoing notwithstanding, if an Obligor or a Restricted Subsidiary makes a loan to an Unrestricted Subsidiary that is permitted under Section 4.07 herein and is otherwise permitted to be incurred under the Indenture, such loan shall constitute Non-Recourse Indebtedness.

     Section 2.4 The definition of "Permitted Indebtedness" set forth in Section
1.01 of the Indenture is amended by (I) deleting the words "$100 million" in clause (iii) thereof and substituting in place thereof the words "$350 million",
(II) deleting the words "any Obligor" in clause (iii) thereof and substituting in place thereof the words "the Company or any Restricted Subsidiary" and (III) deleting the words "$100 million" in clause (viii)(B) thereof and substituting in place thereof the words "$60 million."

     Section 3. Amendment to Section 4.07 of the Indenture. Section 4.07(b) of the Indenture is hereby amended by (I) deleting the text in clause (7) in its entirety and substituting in its place the following new clause (7) and (II) deleting from the first sentence of clause (12) the phrase "as in effect on the Issue Date."

          (7) Restricted Payments, not to exceed $20 million in the aggregate at any one time outstanding, in connection with the development, operation, financing, ownership or acquisition of a Core Business; provided, however, that up to $10 million of such $20 million may be used by HPI under this clause (7) to make repurchases of its common stock on a cumulative basis from January 1, 1999;

     Section 4. Amendment to Section 4.08 of the Indenture. The text of Section
4.08 of the Indenture is hereby amended by deleting the second paragraph and the accompanying table of required Companies' Consolidated Coverage Ratios in its entirety, and substituting the following in its place:

          Notwithstanding the foregoing limitations, either Company may issue Disqualified Capital Stock and any Obligor may Incur Indebtedness (including, without limitation, Acquired Debt) or issue preferred stock, if
     (i) no Default or Event of Default shall have occurred and be continuing on the date of the proposed Incurrence or issuance or would result as a consequence of such proposed Incurrence or issuance and (ii) immediately after giving pro forma effect to such proposed Incurrence or issuance and the receipt and application of the net proceeds therefrom, the Companies' Consolidated Coverage Ratio would not be less than 2.00:1.00.

     Section 5. Amendment to Section 5.01 of the Indenture. Section 5.01 of the Indenture is hereby amended by deleting the last sentence of the first paragraph following Section 5.01(iv), which sentence begins with the words
"Notwithstanding any other provision of this Section 5.01, the Companies may effect the REIT Restructuring ...."

     Section 6. Amendment to Section 9.01. The text of Section 9.01 of the Indenture is hereby deleted in its entirety and the following text is substituted in its place thereof:

          Notwithstanding Section 9.02 of this Indenture, the Obligors, when authorized by a resolution of the Board, and the Trustee, together, may amend or supplement this Indenture, a Guaranty or the Notes without notice to or consent of any Holder: (i) to cure any ambiguity, defect or inconsistency; provided, however, that such amendment or supplement does not adversely affect the rights of any Holder, (ii) to effect the assumption by a successor Person of all obligations of the Obligors under the Notes, the Guaranties, this Indenture and the Registrations Rights Agreement in connection with any transaction complying with Article 5 hereof, (iii) to provide for uncertificated Notes in addition to or in place of Certificated Notes; (iv) to comply with any requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA, or to comply with any other requirement of applicable law;
     (v) to make any change that would provide any additional benefit or rights to the Holders; (vi) to provide for issuance of Series B Senior Subordinated Notes pursuant to the Registration Rights Agreement (which will have terms substantially identical in all material respects to the Notes except that the transfer restrictions contained in the Notes will be modified or eliminated, as appropriate), and which will be treated together with any outstanding Notes as a single issue of securities; or (vii) to make any other change that does not adversely affect the rights of any Holder under this Indenture; provided, however, that the Obligors shall, in any of the foregoing cases, have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel stating that such amendment or supplement is authorized by the provisions of this Indenture.

          Upon the request of the Companies accompanied by resolutions of their Boards of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Obligors in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into any such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

     Section 7. Amendment to Section 12.03(a). Section 12.03(a) is hereby amended by deleting in its entirety the second parenthetical reference that begins with the words "including without limitation, one or more supplemental indentures ...."

     Section 8. Ratification, Etc. Except as expressly modified or waived hereby, each term and provision of the Indenture is hereby ratified and confirmed and shall continue in full force and effect. No waiver of any condition set forth herein shall extend beyond the immediate circumstances on which this Supplemental Indenture is predicated or support any inference that similar waivers would be granted in the future. From and after the date of this Supplemental Indenture, all references to the Indenture shall be deemed to be references to the Indenture as amended by this Supplemental Indenture.

     Section 9. Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE AND THE NOTES, SUBJECT TO APPLICABLE GAMING LAWS.

     Section 10. No Representations by Trustee. The recitals contained herein shall be construed as statements of the Companies, and the Trustee assumes no responsibility for the correctness of the same.

     Section 11. Counterparts. This Supplemental Indenture may be executed in any number of counterparts, which shall together constitute but one and the same instrument. To make proof of this Supplemental Indenture, it shall only be necessary to produce one such counterpart.

     Section 12. Successors and Assigns. This Supplemental Indenture shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

     Section 13. Severability Clause. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.


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

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed all as of the day and year first above written.

                              HOLLYWOOD PARK, INC.


                              By:    /s/  G. Michael Finnigan
                                 -----------------------------
                              Name:  G. Michael Finnigan
                              Title: Chief Financial Officer

                              HOLLYWOOD PARK OPERATING
                              COMPANY


                              By:    /s/  G. Michael Finnigan
                                -----------------------------
                              Name:  G. Michael Finnigan
                              Title: Executive Vice President, Treasurer and
                                     Chief Financial Officer

                              BAYVIEW YACHT CLUB, INC.


                              By:    /s/  G. Michael Finnigan
                                -----------------------------
                              Name:  G. Michael Finnigan
                              Title: Vice President, Chief Financial Officer
                                     and Assistant Secretary


                              BOOMTOWN HOTEL & CASINO, INC.


                              By:    /s/  G. Michael Finnigan
                                -----------------------------
                              Name:  G. Michael Finnigan
                              Title: Vice President, Chief Financial Officer
                                     and Assistant Secretary


                              BOOMTOWN, INC.


                              By:    /s/  G. Michael Finnigan
                               -----------------------------
                              Name:  G. Michael Finnigan
                              Title: Vice President, Chief Financial Officer
                                     and Assistant Secretary

                              CRYSTAL PARK HOTEL & CASINO
                              DEVELOPMENT COMPANY, LLC


                              By:  HP/Compton, Inc., a California
                                   corporation


                              By:    /s/  G. Michael Finnigan
                                -----------------------------
                              Name:  G. Michael Finnigan
                              Title: Vice President, Chief Financial Officer
                                     and Assistant Secretary


                              HOLLYWOOD PARK FALL OPERATING
                              COMPANY


                              By:    /s/  G. Michael Finnigan
                                -----------------------------
                              Name:  G. Michael Finnigan
                              Title: Executive Vice President, Treasurer and
                                     Assistant Secretary


                              HOLLYWOOD PARK FOOD SERVICES, INC.


                              By:    /s/ G. Michael Finnigan
                                ----------------------------
                              Name:  G. Michael Finnigan
                              Title: Executive Vice President, Treasurer and
                                     Assistant Secretary


                              HP/COMPTON, INC.


                              By:    /s/  G. Michael Finnigan
                                -----------------------------
                              Name:  G. Michael Finnigan
                              Title: Vice President, Chief Financial Officer
                                     and Assistant Secretary


                              HP YAKAMA, INC.

                              By:    /s/  G. Michael Finnigan
                                -----------------------------
                              Name:  G. Michael Finnigan
                              Title: Vice President, Treasurer and Assistant
                                     Secretary

                              LOUISIANA GAMING ENTERPRISES, INC.


                              By:    /s/  G. Michael Finnigan
                                --------------------------------
                              Name:  G. Michael Finnigan
                              Title: Vice President, Chief Financial Officer
                                     and Assistant Secretary

                              LOUISIANA-1 GAMING, A LOUISIANA
                              PARTNERSHIP IN COMMENDAM

                              By:  Louisiana Gaming Enterprises, Inc., a
                                   Louisiana corporation



                              By:    /s/  G. Michael Finnigan
                                -----------------------------
                              Name:  G. Michael Finnigan
                              Title: Vice President, Chief Financial Officer
                                     and Assistant Secretary


                              MISSISSIPPI-I GAMING, L.P.

                              By:  Bayview Yacht Club, Inc., a Mississippi
                                   Corporation



                              By:    /s/  G. Michael Finnigan
                                -----------------------------
                              Name:  G. Michael Finnigan
                              Title: Vice President, Chief Financial Officer
                                     and Assistant Secretary



                              TURF PARADISE, INC.



                              By:    /s/  G. Michael Finnigan
                                -----------------------------
                              Name:  G. Michael Finnigan
                              Title: Vice President, Treasurer and Assistant
                                     Secretary


THE BANK OF NEW YORK, as Trustee



By:    /s/ Thomas C. Knight
  -------------------------

Name: Thomas C. Knight
Title: Assistant Vice President


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